UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2018

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	134275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 6, 2018, Douglas Dynamics, Inc. (the “Company”) announced that, effective as of January 1, 2019, James L. Janik will be transitioning from President and Chief Executive Officer to Executive Chairman of the Company.  Mr. Janik has served as the President and Chief Executive Officer of the Company since 2000 and became the Chairman of the Board in 2014.

Robert (Bob) McCormick, the Company’s current Chief Operating Officer, will assume the role of President and Chief Executive Officer of the Company, effective as of January 1, 2019.  The Board of Directors of the Company has also elected Mr. McCormick to serve as a director of the Company, effective January 1, 2019, to fill a vacancy created by the Board’s action to increase the size of the Board of Directors to seven directors effective January 1, 2019.  Mr. McCormick is expected to serve in the class of directors that will be nominated for re-election at the Company’s 2019 Annual Meeting of Shareholders.  Mr. McCormick has served as Chief Operating Officer of the Company since August 2018.  Prior to becoming Chief Operating Officer, Mr. McCormick served as Vice President and Chief Financial Officer and Treasurer from 2004 to 2017, Executive Vice President from 2010 through 2017 and as Secretary from 2005 through 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 6, 2018

DOUGLAS DYNAMICS, INC.

By:	/s/ Sarah Lauber
Sarah Lauber
Chief Financial Officer and Secretary